By Loan Type	please use more rows if there are other type of loans
	No. of Mortgage Loans	Principal Balance	% of Principal Balance	Wt. Avg. Gross Coupon	% ARM	Wt. Avg. FICO	Wt. Avg. Effective Combined LTV	Wt. Avg. Debt-to-Income Ratio	% Full Documentation	% Refinancing	% Owner Occupied	% Investor Properties
2/28 ARM	1,791	326,370,118	50.84%	7.042	100	603	87.37	39.5	94.8	72.61	93.68	4.61
2/28 ARM IO	444	107,646,645	16.77	6.444	100	646	92.59	35.45	99.82	55.27	100.00	0
30/15 Balloon	757	36,807,486	5.73	9.826	0	641	96.44	38.84	98.89	87.86	99.39	0.61
3/27 ARM	162	33,297,926	5.19	6.667	100	627	84.81	39.64	93.52	68.26	91.08	6.39
3/27 ARM IO	50	12,528,919	1.95	6.393	100	655	88.93	31.49	98.24	52.79	100.00	0
Fixed Rate	1,032	125,303,920	19.52	7.630	0	619	81.31	37.48	92.12	86.03	95.80	3.36

Debt-to-Income Ratio Distribution
Range	No. of Mortgage Loans	Principal Balance	% of Principal Balance	Wt. Avg. Gross Coupon	% ARM	Wt. Avg. FICO	Wt. Avg. Effective Combined LTV	Wt. Avg. Debt-to-Income Ratio	% Full Documentation	% Refinancing	% Owner Occupied	% Investor Properties
<=30	1,012	158,093,838	24.63%	7.126	74.24	627	87.51	20.10	95.77	68.53	92.58	4.69
30.01-35.00	443	62,939,772	9.80	7.195	75.32	612	85.61	32.94	94.94	73.54	98.15	1.10
35.01-40.00	613	87,929,910	13.70	7.255	71.37	616	86.27	38.09	92.62	77.16	95.24	4.23
40.01-45.00	721	110,259,687	17.18	7.230	75.65	614	87.88	43.06	92.59	73.20	97.69	1.66
45.01-50.00	977	136,615,460	21.28	7.209	74.88	611	87.91	48.38	96.41	73.32	97.60	1.87
50.01-55.00	466	85,768,221	13.36	7.108	77.67	621	88.80	53.29	99.53	72.58	92.80	6.31
55.01-60.00	3	257,535	0.04	8.470	0	605	90.00	56.41	100.00	100.00	100.00	0.00
>60.00	1	90,590	0.01	8.200	0	624	95.00	61.00	100.00	100.00	100.00	0.00
Wt. Avg. DTI =	38.24%

Silent Seconds
	No. of Mortgage Loans	Principal Balance	% of Principal Balance	Wt. Avg. Gross Coupon	% ARM	Wt. Avg. FICO	Wt. Avg. Effective Combined LTV	Wt. Avg. Debt-to-Income Ratio	% Full Documentation	% Refinancing	% Owner Occupied	% Investor Properties
Silent Seconds	604	112,388,001	17.51	6.522	94.64	646	99.46	37.66	99.25	31.93	100	0
Effective Combined LTV (taking into account the silent seconds) =				87.48%

Banc of America Securities LLC

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